SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2002

Centex Construction Products, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-12984 (Commission File Number)	75-2520779 (IRS Employer Identification No.)

2728 N. Harwood, Dallas, Texas (Address of principal executive offices)	75201 (Zip code)

(214) 981-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed from last report)

Item 7. Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Press Release dated September 3, 2002

Item 9. Regulation FD Disclosure.

     On September 3, 2002, Centex Construction Products, Inc., a Delaware corporation (the “Corporation”), issued a press release announcing the closing of the Georgetown, Texas aggregates plant by its subsidiary Centex Materials L.P. A copy of the Corporation's press release, which is attached as Exhibit 99.1 hereto and incorporated herein by reference is being furnished under this Item 9 in accordance with the provisions of Regulation FD (17 CFR Section 243.100).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTEX CONSTRUCTION PRODUCTS, INC.

By:	/s/ Arthur R. Zunker, Jr. Name: Arthur R. Zunker, Jr. Title: Senior Vice President - Finance and Treasurer

Date:  September 3, 2002.

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated September 3, 2002